UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
May 4, 2010
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 4, 2010, the Board of Directors (the "Board") of Callon Petroleum Company (the "Company") approved the Company's 2010 Phantom Share Plan (the "Plan") and the Company's Phantom Share Award Agreement (the "Award Agreement").  A summary of the principal provisions of the Plan is set forth below.  The summary is qualified by reference to the full text of the Plan, which is attached hereto.  Capitalized terms not otherwise defined herein are as defined in the Plan.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment of selected key Employees and Consultants, (b) motivating superior performance of key Employees and Consultants by means of long-term performance related incentives, (c) attracting and retaining key Employees and Consultants by providing competitive compensation opportunities, and (e) enabling key Employees and Consultants to share in the growth and success of the Company.

The Company's Board, Compensation Committee, or other designated committee of the Board will administer the Plan and grant the Phantom Shares through Award Agreements.  The Phantom Shares granted under the Plan and any Award Agreements will be equitably adjusted or substituted to the extent necessary to keep their economic intent upon certain events.

Each award of Phantom Shares will vest in accordance with the terms of the Award Agreement, provided that in no case shall the vesting period exceed five years.  Unless otherwise set forth in an Award Agreement, if the employee reaches the age of 62 and retires from service or the employee's continuous service ends because of death or disability, then all nonvested Phantom Shares will vest immediately.  All outstanding unvested Phantom Shares will vest upon a change of control.  The Company will deliver to the employee a payment in cash equal to the value of the vested Phantom Shares within forty-five calendar days of the outstanding Phantom Shares' vesting date.

Phantom Shares awarded to any employee are subject to forfeiture until the Phantom Shares have vested.  If an employee terminates his or her continuous service for any reason or the Company terminates an employee's continued service, all unvested Phantom Shares are immediately forfeited without any payment to the employee.  Any employees or consultants are eligible to participate in the Plan at the determination of the Board or appropriate committee.

The Board at any time may amend or terminate the Plan.

A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.  A copy of the Award Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1	Callon Petroleum Company 2010 Phantom Share Plan, adopted May 4, 2010

10.2	Form of Callon Petroleum Company Phantom Share Award Agreement, adopted May 4, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

May 6, 2010	By:	/s/ B. F. Weatherly
B. F. Weatherly
Executive Vice President and
Chief Financial Officer

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